UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 5, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                              72-1525702
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(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


             4100 Newport Place, Suite 660, Newport Beach, CA 92660
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                    (Address of principal executive offices)

                                  877.718.7599
                                  ------------
                           (Issuer's telephone number)

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ITEM 5. Other Events and Regulation FD Disclosure

Reference is made to the Registrant's press release dated January 5, 2004, which is attached hereto as Exhibit 99.1. That press release announced the appointment of H. Kenneth Edge as Executive Director of Sales and Mauro Scigliano as National Director of Sales as we open our new National Sales Office in Scottsdale, Arizona. Their extensive sales and management experience supports our entry into the commercial security equipment market. These new facilities will allow us to consolidate sales, marketing, administrative and executive offices at one location.

We have made significant progress in preparing our products for national distribution and mass production. 3Netics Corporation is currently completing initial quality control testing of our pre-production model SafetyNet(TM) Radio Bridge, which interconnects incompatible radios and bridges them beyond their normal capabilities, using radios supplied by major public safety agencies, including the Los Angeles County Sheriff's Department, Orange County Sheriff's Department, San Diego County Sheriff's Department, Los Angeles Fire Department and Anaheim Fire Department. The Los Angeles Police Department has also agreed to provide additional radios for testing our first two pre-production units.

As we announced December 15, 2003, our Aegis SafetyNet(TM) Mobile Command Post, a mobile wireless broadband communication system for emergency responders, has been selected as a new law enforcement product to participate in the Office of Law Enforcement Technology Commercialization (OLETC) program sponsored by the National Institute of Justice's Office of Science and Technology. Our SafetyNet(TM) Radio Bridge is also part of that program. The program is designed to identify and commercialize innovative technology for use by the law enforcement community. The program provides support through every stage of technology transfer and commercialization, including marketing assessments, commercialization planning and capital access.

Index to Exhibits
-----------------

99.1     Press release dated January 5, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
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Richard Reincke
Secretary and Chief Operating Officer